UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Jerash Holdings (US), Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________________

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Notice of 2021 Annual Meeting of
Stockholders and Proxy Statement

To our Stockholders:

Thank you for your support as a stockholder of Jerash Holdings (US), Inc. We started fiscal year 2021 with a dark cloud over our head when the global pandemic just hit, but we are happy to report that we finished the year with a strong fourth quarter with sales 65% higher than that of the prior year fourth quarter. Sales for the full fiscal year 2021 was $90 million, slightly down from $93 million for fiscal year 2020. We maintained profitability throughout the year despite the pandemic and achieved a net income of $0.37 per share. We ended the year with cash and cash equivalents of $22.9 million. We also continued to declare dividends, paying out $0.20 per share in dividends to our stockholders over the year.

Our fiscal 2021 performance was somewhat impacted by the COVID-19 pandemic, especially during the first half of the year when Jordan had a national shutdown from the end of March to the beginning of June of 2020. In the second half, we jumped back into a growth mode with customers reinstating orders and all our factories fully booked through January 2022. With surging demand from potential new customers and increased orders from existing customers, we have been aggressively seeking to expand our production capacity.

In April 2021, we began construction of a much-needed dormitory building to house our over 3,000 migrant workers. Not only would we save rent expenses while providing a safe and high-quality living environment for our workers, but this accommodation facility also offers a means to retain and attract skillful garment workers from overseas. We are finalizing the architectural and engineering designs for constructing our next manufacturing facility in Jordan, which will be on a piece of land that we purchased two years ago. We anticipate the project will start at the end of 2021 and finish in approximately two years.

We signed an agreement to acquire an existing garment manufacturing facility and it will be effective at the beginning of August 2021. This will give us immediate relief of capacity constraints as we are taking over all the machinery and equipment as well as the current 500 workers. Our top customers have already placed orders to fully book this factory through January 2022.

Finally, I want to highlight that we are achieving the above while remaining a socially responsible company. We believe in paying a living wage to our valued employees, creating a safe and rewarding work environment with opportunities for advancement, and providing access to employment for displaced or disadvantaged workers, including Syrian refugees through our work with the United Nations and local women through our work with the Jordanian government. We are in the process of hiring an additional 200 workers from the Syrian refugees camp for our Amman, Jordan facilities, as well as expanding the operations at our Al-Hasa factory to double the number of employees creating more employment opportunities in the rural area.

We look forward to the year ahead and continuing to report our progress.

Best regards,

/s/ Choi Lin Hung
Choi Lin Hung
Chairman and Chief Executive Officer
July 28, 2021

Notice of Annual Meeting of Stockholders

Jerash Holdings (US), Inc.
277 Fairfield Road, Suite 338
Fairfield, NJ 07004

Date:	Wednesday, September 15, 2021
Time:	8:30 A.M. ET
Location:	Unit A, 19/F Ford Glory Plaza 37-39 Wing Hong Street Cheung Sha Wan, Kowloon, Hong Kong
Record Date:	Monday, July 19, 2021

Items of Business

1.      Elect five directors to the Board of Directors to serve until their successors are duly elected and qualified at the 2022 annual meeting of stockholders;

2.      Ratify the appointment of Friedman LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2022; and

3.      Consider any other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees included in Proposal No. 1 and “FOR” Proposal No. 2.

How to Vote

•        By Internet:    You may vote online at www.proxyvote.com.

•        By Telephone:    You may vote by calling 1-800-690-6903.

•        By Mail:    You may vote by completing and returning the enclosed proxy card.

•        In Person:    All stockholders are cordially invited to attend the annual meeting of stockholders.

This communication is not a form for voting and presents only an overview of the more complete proxy materials. The Company encourages you to review the complete proxy materials before voting.

THE 2021 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THIS NOTICE

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting to be held on September 15, 2021: This Proxy Statement, our Annual Report on Form 10-K, and a letter to our stockholders are available at www.proxyvote.com and can be obtained, free of charge, by writing to our Chief Financial Officer at the Company’s address above or by calling 1-800-579-1639 by September 1, 2021 to receive the materials before the annual meeting.

i

Proxy Statement Summary

Below are the highlights of the important information you will find in this Proxy Statement. As this is only a summary, we request that you please review the full Proxy Statement before casting your vote.

General Meeting Information

2021 Annual Meeting Date and Time	Wednesday, September 15, 2021 8:30 A.M. ET
Place	Unit A, 19/F Ford Glory Plaza 37-39 Wing Hong Street Cheung Sha Wan, Kowloon, Hong Kong
Record Date	Monday, July 19, 2021
Voting

Stockholders of record as of the record date are entitled to vote in person or by proxy at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Voting Matters and Board Recommendations

Proposal	Voting Options	Vote Required for Approval	Broker Discretionary Vote	Board Recommendation
1. Elect Directors	“FOR” all nominees or “WITHHOLD” your vote for all or any of the nominees	Each nominee for director must receive a plurality of the votes cast	No	FOR ALL NOMINEES
2. Ratify Appointment of Independent Registered Public Accounting Firm	“FOR,” “AGAINST” or “ABSTAIN” from voting	Affirmative vote of a majority of the shares present must be in favor of this proposal and entitled to vote on the proposal	Yes	FOR

Recent Highlights and Achievements

We recently reported our financial results for the fiscal year ended March 31, 2021 (“fiscal 2021”) and other recent highlights, including:

•        revenue of $90.2 million, a decrease of 3 percent, primarily due to pandemic-related effects earlier in the fiscal year;

•        gross profit of $16.0 million, a decrease of 11 percent, also primarily due to the pandemic;

•        gross margin of 17.7 percent, impacted by higher proportion of local orders at lower margins and effects of the pandemic;

•        net income of $4.1 million vs. $6.5 million;

•        comprehensive income attributable to Jerash Holdings (US), Inc. common stockholders of $4.1 million, or $0.37 per share, vs. $6.5 million or $0.57 per share; and

•        ended fiscal 2021 with cash of $21.1 million and net working capital of $50.1 million.

Governance Highlights

We are committed to applying sound corporate governance principles. We believe sound governance practices are in the best interests of our stockholders and strengthen accountability within our organization. The following highlights our guiding governance principles:

Annual Elections	Yes	Code of Ethics	Yes
Board Independence	60%	Board and Committee Annual Self-Evaluation	Yes
Committee Independence	100%	Executive Sessions of Independent Directors	Yes
Committee Chair Independence	100%	Anonymous Reporting	Yes
Number of Financial Experts	One	Anti-Corruption Policy	Yes
Board Gender Diversity	20% Female	Board Geographic Diversity	40% Asia-Pacific-based 40% Jordan-based 20% U.S.-based

In addition, we intend to implement additional corporate governance principles in the future, including:

•        Developing our executive compensation policies;

•        Enhancing public disclosure; and

•        Enhancing stockholder communication.

Director Nominees

You are being asked to vote to elect the following five director nominees to our Board of Directors. Detailed information about each of these nominees begins on page 5 of the Proxy Statement.

Name	Age	Director Since	Independent	Occupation
Choi Lin Hung	59	2017	No	Chairman, Chief Executive Officer, President, and Treasurer of the Company
Wei (“Kitty”) Yang	38	2017	No	Vice President and Secretary of the Company
Ibrahim H. Saif	56	2020	Yes	Chief Executive Officer of Jordan Strategy Forum
Bill Korn	64	2020	Yes	Chief Financial Officer of CareCloud, Inc.
Mak Chi Yan	58	2018	Yes	Consultant of Hamon Asian Advisors Limited

General Information About the Meeting and Voting

The Board of Directors of Jerash Holdings (US), Inc.    (the “Board”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Jerash Holdings (US), Inc. 2021 annual meeting of stockholders and any adjournment or postponement thereof (the “Annual Meeting” or the “meeting”). The notice of meeting, this Proxy Statement, and the enclosed form of proxy card are first being mailed to our stockholders on or about July 28, 2021. In this Proxy Statement, we may also refer to Jerash Holdings (US), Inc. and its subsidiaries as “Jerash,” the “Company,” “we,” “our,” or “us.”

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Jerash Holdings (US), Inc., a Delaware corporation, of the accompanying proxy to be voted at the Annual Meeting to be held on Wednesday, September 15, 2021, at 8:30 A.M. ET, and at any adjournment or postponement thereof. The close of business on Monday, July 19, 2021 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

Attending the Annual Meeting	Jerash will host the Annual Meeting at Unit A, 19/F Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong. The meeting will start at 8:30 A.M. ET on September 15, 2021.
For information on how to obtain directions to the meeting, please contact us at (214) 906-0065.
Stockholders may vote and submit questions in accordance with the rules of conduct for the Annual Meeting while attending the Annual Meeting in person.
Notice of Internet Availability of Proxy Materials

We have elected to use the “notice and access” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), which allow us to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availably of Proxy Materials (the “Notice”) to all of our stockholders as of the record date instead of a full printed set of proxy materials. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Our use of the “notice and access” rules and your choice to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting, holders of record of our common stock as of July 19, 2021 will consider and vote upon the following proposals:

1.      To elect five directors to the Board to serve until their successors are duly elected and qualified at the 2022 annual meeting of stockholders;

2.      To ratify the appointment of Friedman LLP (“Friedman”) as our independent registered public accounting firm for the fiscal year ending March 31, 2022 (“fiscal 2022”); and

3.      To consider any other business as may properly be brought before the Annual Meeting.

As of the date of this Proxy Statement, these are the only matters that the Board intends to present at the Annual Meeting. The Board does not know of any other business to be presented at the Annual Meeting. The Board recommends that you vote “FOR” each proposal.

Voting Rights of Holders of Common Stock

Stockholders of record as of the record date are entitled to vote in person or by proxy at the Annual Meeting. On the record date, there were 11,334,318 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Our stockholders do not have cumulative voting rights.

Voting Instructions for Record Holders	If your shares are registered directly in your name with our transfer agent, then you are a stockholder of record with respect to those shares and you may vote by:
• calling 1-800-690-6903;
• visiting www.proxyvote.com;
• completing and returning the enclosed proxy card; or
• attending the Annual Meeting and voting in person.
Whether or not you plan to attend the Annual Meeting, you should vote as soon as possible.
If you plan to vote by phone or via the Internet, you must vote by 11:59 P.M. Eastern Time on Monday, September 13, 2021.
Voting Instructions for Beneficial Owners

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and you must instruct the broker, bank, or other nominee (“broker”) to vote on your behalf. Please refer to the voting instruction card provided by your broker.

If you are a beneficial owner and wish to vote at the Annual Meeting, you must bring a letter from your broker to the Annual Meeting confirming:
1. your beneficial ownership of the shares,
2. that the broker is not voting the shares at the meeting, and
3. granting you a legal proxy to vote the shares in person or at the meeting.
You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a legal proxy from your broker issued in your name giving you the right to vote your shares.
Broker Non-Votes

Broker non-votes occur when beneficial owners do not give voting instructions to their brokers and the brokers lack the discretionary authority to vote on the proposal. If you are a beneficial owner and do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter.

Under the rules of the Nasdaq Capital Market (“Nasdaq”), brokers have the discretion to vote on routine matters such as ratifying the appointment of external auditors, but do not have discretion to vote on non-routine matters such as the election of directors and amending compensatory benefit plans.

Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

Quorum

A quorum must be present in person or by proxy to hold the Annual Meeting and will exist if the holders of a majority of the outstanding shares of our common stock are present in person or by proxy at the Annual Meeting.

We will include abstentions and broker non-votes to determine whether a quorum is present at the Annual Meeting. An agent of Broadridge Financial Solutions, Inc., our inspector of election for the meeting, will determine whether a quorum is present and will tabulate votes cast by proxy or in person. If we do not have a quorum at the Annual Meeting, we expect to adjourn the meeting until we obtain a quorum.

Vote Required to Elect Directors	You may vote either for or withhold authority to vote for all or any of the five nominees named in this Proxy Statement.

To be elected, each nominee for director must receive a plurality of the votes cast at the Annual Meeting. This means that nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

Votes that are withheld from any nominee are not counted as a vote “FOR” the director and will have no effect on the vote. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Ratify Appointment of Friedman	You may cast your vote in favor of, against, or abstain from voting to ratify the appointment of Friedman as our independent registered accounting firm for fiscal 2022.
To be approved, this proposal must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Abstentions will count as votes cast against this proposal. There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Revoking a Proxy	A stockholder who has given a proxy may revoke it at any time prior to its exercise by:
• executing and delivering a later-dated proxy; or
• providing written notice of the revocation to the Chief Financial Officer of the Company at the address above; or
• attending the Annual Meeting and voting in person.

Please note that attending the Annual Meeting alone (without voting in person) is not enough to revoke a proxy.

If you have instructed a broker to vote your shares, you may submit a new, later-dated voting instruction form to your broker or contact your broker.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation, or our amended and restated bylaws (the “Bylaws”) provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Proxy Instructions

All shares of common stock represented by properly executed proxies returned and not revoked will be voted in accordance with instructions you give in the proxy.

If you return a signed proxy but do not indicate voting instructions, your proxy will be voted as recommended by the Board, or “FOR” the following proposals:

• electing the five director nominees named in the Proxy Statement;
• ratifying the appointment of Friedman as our independent registered public accounting firm for fiscal 2022; and
• in the proxy holder’s best judgment as to any other matters properly brought before the Annual Meeting.
Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board in connection with the Annual Meeting. The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally, by telephone, or otherwise. We will not compensate our directors, officers, or employees for making proxy solicitations on our behalf.

We will reimburse brokers for their expenses in forwarding proxies and proxy materials to the beneficial owners of shares held in street name.

Results of the Annual Meeting

We will report the voting results in a filing with the SEC on a Current Report on Form 8-K within four business days of the conclusion of the Annual Meeting.

If the official results are not available at that time, we will provide preliminary voting results and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Availability of Proxy Materials

Copies of this Proxy Statement, our annual report on Form 10-K for the year ended March 31, 2021 and a letter to our stockholders are available at www.proxyvote.com. These materials may also be obtained by writing to our Chief Financial Officer at the Company’s address below or by calling 1-800-579-1639 by September 1, 2021 to receive the materials before the annual meeting.

Multiple Copies of Notice

You may receive more than one set of the Notice if you hold your shares in more than one brokerage account or your shares are registered in more than one name. Please use each Notice you receive to vote your shares to ensure that all of your votes are counted at the Annual Meeting.

For more information, see the section entitled “Notice Regarding Delivery of Stockholder Documents” below.

Contact for Questions

If you have any questions or need assistance in voting your shares, please contact us at the address and phone number below.

Gilbert K. Lee
Chief Financial Officer
Jerash Holdings (US), Inc.
277 Fairfield Road, Suite 338
Fairfield, NJ 07004
(214) 906-0065

Proposal No. 1 — Election of Directors

Our Board consists of five directors, all of whom are nominated for reelection at the Annual Meeting to serve until the 2022 annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The Nominating and Corporate Governance Committee has recommended each nominee for election to our Board.

Set forth below for each nominee for election as a director is a brief statement about the nominee’s age, principal occupation, and business experience, including any directorships with any other public companies, describing the specific individual qualities and skills of each nominee that contribute to the overall effectiveness of the Board and its committees. Each nominee has consented to being named as a nominee and to serve as a director if elected. Although we do not anticipate that any of the nominees named will be unable to serve if elected, the votes will be cast for a substitute nominee selected by the Board unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve on our Board.

the board recommends the election of these nominees:

Name	Age	Director Since	Independent	Occupation
Choi Lin Hung	59	2017	No	Chairman, Chief Executive Officer, President, and Treasurer of the Company
Wei (“Kitty”) Yang	38	2017	No	Vice President and Secretary of the Company
Ibrahim H. Saif	56	2020	Yes	Chief Executive Officer of Jordan Strategy Forum
Bill Korn	64	2020	Yes	Chief Financial Officer of CareCloud, Inc.
Mak Chi Yan	58	2018	Yes	Consultant of Hamon Asian Advisors Limited

Nominee Information

Choi Lin Hung Age: 59	Principal Occupation: Chairman, Chief Executive Officer, President, and Treasurer of the Company
Director since:	Business Experience:
May 2017	• Experience with the Company’s subsidiaries since 2012:
• Director of Jerash Garments and Fashions Manufacturing Co., Ltd. (“Jerash Garments”) since 2012
• General Manager of Chinese Garments and Fashions Manufacturing Co., Ltd. and Jerash for Industrial Embroidery Co., Ltd. since 2015
• Director of Treasure Success International Limited (“Treasure Success”) since 2016
• Previously held various positions with Deutsche Bank and First Pacific Bank
Skills and Expertise:
• Over 20 years of experience in the garment industry, including fabric manufacturing and trading • Critical institutional knowledge of Jerash and its subsidiaries • Financial and treasury expertise

Wei “Kitty” Yang Age: 38	Principal Occupation: Vice President and Secretary of the Company
Director since:	Business Experience:
May 2017

•   Deputy General Manager of Jerash Garments since 2014

•   Former Deputy Operations Officer for Martino Holding Limited, handling business operations with global clientele and suppliers from 2010 to 2014

•   Former Partner at Eternity Travel Agency from 2008 to 2010

•   Former Human Resources Chief at Jordan Dragon Garment Co. Ltd., a company listed in Taiwan, where she established and implemented human resources policies and processes for over 4,000 employees

Skills and Expertise:

•   Fluent in English, Arabic, and Chinese

•   Experience as a liaison with overseas customers and suppliers and in human resources management

•   Critical institutional knowledge of Jerash and its subsidiaries

Ibrahim H. Saif Age: 56	Principal Occupation: Chief Executive Officer of Jordan Strategy Forum
Director since:	Business Experience:
January 2020

•   Former Minister of Energy and Mineral Resources from March 2015 to June 2017, and the Minister of Planning and International Cooperation from March 2013 to March 2015 in the Jordanian government

•   Former Senior Scholar at the Carnegie Middle East Center, consultant to the World Bank, the International Monetary Fund, and other international organizations

•   Former Director of the Center for Strategic Studies at the University of Jordan and Secretary General of the Economic and Social Counsel in Jordan

Skills and Expertise:
• In-depth understanding of economics, business development, and operations • Leadership skills as a senior officer
Bill Korn Age: 64	Principal Occupation: Chief Financial Officer of CareCloud, Inc.
Director since:	Business Experience:
June 2020

•   Chief Financial Officer of CareCloud, Inc. since July 2013

•   Board member and Chairman of the Audit Committee of siParadigm Diagnostic Informatics since April 2021

•   Former Chief Financial Officer of SnapOne, Inc. from January 2013 to July 2013

•   Former Chief Financial Officer of Antenna Software, Inc. from 2002 to 2012

•   Former senior management of IBM during the 1990s

Skills and Expertise:
• In-depth understanding of finance and accounting practices • Leadership skills as a senior officer
Mak Chi Yan Age: 58	Principal Occupation: Consultant of Hamon Asian Advisors Limited
Director since:	Business Experience:
May 2018

•   Former Executive Director of Genting Securities Limited from 2011 to January 2020

•   Former Associate Director of Uob Kay Hian Hong Kong Limited from 2003 to 2011

•   Former Vice President of Institutional Sales at Worldsec International Limited, an affiliate of the Bank of Tokyo-Mitsubishi, Ltd. from 2000 to 2002

•   Former Head of International Sales for the Corporate & Institutional Business Group at HLG Securities SDN BHD from 1999 to 2000

Skills and Expertise:
• In-depth understanding of finance, business development, and operations • Leadership skills as a senior officer

Corporate Governance Practices and Policies

Board and Committee Independence

The Board determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board must also affirmatively determine that, in its opinion, each director has no relationship that would interfere with the directors’ exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board will consider all relevant facts and circumstances in determining whether a director is independent. There are no family relationships among any of our directors and executive officers. The Board has determined that the following nominees satisfy the independence requirements of Nasdaq: Ibrahim H. Saif, Bill Korn, and Mak Chi Yan.

Leadership Structure of the Board

The Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board believes that it should have the flexibility to choose this role in any manner that is in the best interests of our Company and our stockholders. Under our Bylaws, the Board of Directors may elect a Chairperson of the Board from among the directors or from among other officers as it may determine to preside at meetings of the stockholders and directors and to perform other duties as the Board may determine.

Currently, our Chairman of the Board, Choi Lin Hung, is also our Chief Executive Officer, President, and Treasurer. We believe that Mr. Choi’s leadership of the Company in this dual role is appropriate for the Company at this time because his involvement with the Company’s operations and business strategy provide the main focus for the Board. The Board does not currently have a lead independent director. The Board believes its current leadership structure is appropriate because Mr. Choi’s leadership ensures the Company maintains continuity as it grows as a public company and affords the Board access to Mr. Choi’s institutional knowledge of the Company.

Board Committees and Meetings

The Board held five meetings during fiscal 2021. No director attended fewer than 75% the aggregate number of all meetings of the Board of Directors and committees on which he or she served during fiscal 2021. All of the Company’s directors, except those who were recently elected, attended last year’s annual meeting of stockholders either in person or by conference call. The Company expects the directors to attend the Annual Meeting either in person or by conference call.

Board Committees

The Board has created three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has adopted a formal, written charter for each of the committees under which each committee operates. The charters can be found in the Corporate Governance section of the Investor Relations tab on the Company’s website at www.jerashholdings.com. As a matter of routine corporate governance, each committee intends to review its charter and practices on an annual basis to determine whether its charter and practices are consistent with listing standards of Nasdaq.

Committee Composition

Director	Audit	Compensation	Nominating and Corporate Governance
Ibrahim H. Saif	X	C	X
Bill Korn	C	X	X
Mak Chi Yan	X	X	C

____________

C = Committee chairperson; X = Committee member

Audit Committee

The Audit Committee of the Board (the “Audit Committee”) is composed of three independent directors: Bill Korn, who is the chairperson, Ibrahim H. Saif, and Mak Chi Yan. Each member of the Audit Committee is an independent director as defined by rules of the SEC and Nasdaq. In addition, the Board of Directors has determined that Bill Korn is an audit committee financial expert as defined by SEC rules.

The Audit Committee has the sole power and authority to select and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s management all matters relating to the annual audit of the Company. The Audit Committee held four meetings and several informal meetings over the phone in fiscal 2021.

Compensation Committee

The Compensation Committee of the Board (the “Compensation Committee”) is composed of three independent directors: Ibrahim H. Saif, who is the chairperson, Bill Korn, and Mak Chi Yan. Each member of the Compensation Committee is an independent director as defined by the rules of the SEC and Nasdaq.

The Compensation Committee has the power and authority to review and approve the remuneration arrangements for the Company’s executive officers, directors, and certain employees. The Compensation Committee also interprets and administers our employee benefit plans, including by selecting participants and approving awards under those plans. The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees. The Compensation Committee did not hold any meetings in fiscal 2021.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) is composed of three independent directors: Mak Chi Yan, who is the chairperson, Ibrahim H. Saif, and Bill Korn. Each member of the Nominating and Corporate Governance Committee is an independent director as defined by the rules of the SEC and Nasdaq.

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates for membership on the Board. Each year, prior to the annual meeting of stockholders, the Nominating and Corporate Governance Committee recommends nominees to serve as our directors for the following year. The Nominating and Corporate Governance Committee did not hold any meetings in fiscal 2021.

Board Role in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the Board, including with respect to cybersecurity risks. The Audit Committee receives reports from management on at least a quarterly basis regarding management’s assessment of risks to the Company.

In addition, the Audit Committee reports regularly to our Board, which also monitors our risk profile. The Audit Committee and the Board focus on the most significant risks we face and our general risk management strategies, while our management team coordinates responses to day-to-day risks.

Code of Ethics

We have a Code of Ethics that applies to all of our directors and executive officers, including our principal executive officer, principal financial officer, and principal accounting officer or controller. The Code of Ethics is publicly available in the Corporate Governance section of the Investor Relations tab on the Company’s website at www.jerashholdings.com. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer, and principal accounting officer, or persons performing similar functions, on our website.

Anti-Corruption Policy

We have adopted an Anti-Corruption Policy that applies to all of our directors, officers, employees, subsidiaries, agents, consultants, joint venture partners, and any other third-party representative that conducts business on behalf of the Company outside of the U.S. or interacts with non-U.S. government officials. This Anti-Corruption Policy sets forth our guiding principles to comply with the U.S. Foreign Corrupt Practices Act of 1977 and other anti-corruption and anti-bribery laws to which we may be subject, including the anti-corruption provisions of the Penal Code of Jordan. Our Anti-Corruption Policy is publicly available in the Corporate Governance section of the Investor Relations tab on the Company’s website at www.jerashholdings.com.

Nominating Process

The Nominating and Corporate Governance Committee is responsible for identifying, screening, and recommending candidates for membership on the Board.

The Nominating and Corporate Governance Committee has not yet developed a policy for selecting directors, including any specific minimum requirements or a diversity policy. We believe that the Nominating and Corporate Governance Committee will develop these policies in fiscal 2022. The Nominating and Corporate Governance Committee considers candidates recommended by stockholders in the same manner as it evaluates candidates recommended by Board members, officers, or search firms. To recommend a potential candidate to the Board, a stockholder must submit the recommendation in writing to Chief Financial Officer, Jerash Holdings (US), Inc., 277 Fairfield Road, Suite 338, Fairfield, NJ 07004, in the manner set forth in our Bylaws, as filed with the SEC. Stockholder nominations must be received no earlier than May 18, 2022 and no later than June 17, 2022 to be considered for our 2022 annual meeting of stockholders. See “Other Important Information — Stockholder Proposals for the 2022 Annual Meeting” below for more information. Following the amendment and restatement of our Bylaws in July 2019, stockholders must follow specific requirements to recommend a nominee to serve as a director of the Company. These requirements, as set forth in the Bylaws, are designed to elicit the type of information regarding a director nominee who is proposed by a stockholder that would be comparable to the information reviewed for those nominees proposed by our management to best ensure that stockholder nominees are considered in the same manner by the Nominating and Corporate Governance Committee.

Communications with Directors

Stockholders wishing to communicate with our directors may send a letter to: Jerash Holdings (US), Inc., 277 Fairfield Road, Suite 338, Fairfield, NJ 07004, Attention: Board of Directors. All correspondence sent to that address will be delivered to the appropriate directors by our Chief Financial Officer.

Director Compensation

The compensation of our directors is set by our Board of Directors and reviewed by the Compensation Committee at least annually. The Company does not pay any director who is also an employee of the Company or its subsidiaries for his or her service as director. In addition to reimbursement for reasonable expenses incurred in connection with serving on the Board, in fiscal 2021 we paid our independent directors who served during that year compensation as follows:

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Ibrahim H. Saif	36,250	—	—	—	—	—	36,250
Mak Chi Yan	36,250	—	—	—	—	—	36,250
Bill Korn(1)	27,541	—	—	—	—	—	27,541
Former director who served as a director in fiscal 2021
Sean Socha(2)	15,625	—	—	—	—	—	15,625

____________

(1)      Mr. Korn was elected as our independent director in June 2020.

(2)      Mr. Socha ceased to be our independent director in June 2020.

Certain Relationships and Related Party Transactions

Review and Approval of Related Party Transactions

We review all relationships and transactions in which we and any of our directors, executive officers, or their immediate family members are participants to determine whether those persons have a direct or indirect material interest in the relevant transaction. Our Audit Committee is responsible for reviewing, approving, and overseeing transactions between us and any related person and other potential conflict of interest situations. Our Bylaws provide that a transaction will not be void or voidable because it is a related party transaction if:

•        the material facts of the relationship or related party’s interest in the transaction are disclosed to the Board or the Audit Committee and the Board or Audit Committee authorizes the transaction with the affirmative votes of a majority of directors disinterested in the transaction;

•        the material facts of the relationship or related party’s interest in the transaction are disclosed to the stockholders entitled to vote on the transaction and the transaction is approved in good faith by a vote of the stockholders; or

•        the transaction is fair to the Company as of the time it is authorized, approved, or ratified by the Board, any committee of the Board or the stockholders.

Related Party Transactions

Historically, we have engaged in transactions with entities that are considered our affiliates. These entities include:

•        Ford Glory International Limited (“FGIL”), which is 49% owned by Mr. Choi through Merlotte (defined below);

•        Ford Glory Holdings Limited (“FGH”), which is 49% owned by Mr. Choi through Merlotte, is the parent company of FGIL, and was formerly our indirect parent company;

•        Jiangmen Treasure Success Business Consultancy Co., Ltd. (“Jiangmen Treasure Success”), which is a wholly-owned subsidiary of Treasure Success;

•        Jiangmen V-Apparel Manufacturing Limited, which is a subsidiary of FGH;

•        Merlotte Enterprise Limited (“Merlotte”), which is wholly owned by Mr. Choi;

•        Multi-Glory Corporation Ltd. (“Multi-Glory”), which is wholly owned by Ng Tsze Lun, one of our significant stockholders;

•        Treasure Success, which is our wholly-owned subsidiary; and

•        Yukwise Limited (“Yukwise”), which is wholly owned by Mr. Choi.

Transactions with Affiliates

On October 3, 2018, Treasure Success and FGIL entered into a lease agreement, pursuant to which Treasure Success leased its office space in Hong Kong from FGIL for a monthly rent in the amount of HKD119,540 (approximately $15,253) and for a one-year term with an option to extend the term for an additional year at the same rent. On October 3, 2019, Treasure Success exercised the option to extend the lease for an additional year at the same rent. On December 15, 2020, Treasure Success and FGIL renewed the lease agreement with the same term and lease amount. On February 25, 2021, the lease agreement was terminated, and Ford Glory disposed of the property that was subject of the lease agreement between Treasure Success and Ford Glory.

On July 1, 2020, Jiangmen Treasure Success and Jiangmen V-Apparel Manufacturing Limited entered into a factory lease agreement, which was a replacement of a previous lease agreement between Treasure Success and Jiangmen V-Apparel Manufacturing Limited dated August 31, 2019, pursuant to which Treasure Success leased additional space for office and sample production purposes in Jiangmen, China from Jiangmen V-Apparel Manufacturing Limited for a monthly rent in the amount of CNY28,300 (approximately $4,300). The lease had one-year term and might be renewed with a one-month notice. On April 30, 2021, the factory lease agreement between Jiangmen Treasure Success and Jiangmen V-apparel Manufacturing Limited was terminated.

Agreements Relating to Contributions of Consultants

Eric Tang, who is the husband of our Vice President, Secretary, and director, Ms. Yang, has provided us with consulting services since 2013 primarily in sales and marketing, including playing a critical role providing consulting services in connection with our transition from receiving purchase orders from FGIL to receiving purchase orders directly from VF Corporation, one of our major customers. On December 1, 2016, Mr. Tang entered into an employment agreement with our wholly-owned subsidiary, Treasure Success, to serve as our Administration Manager providing marketing advice. Mr. Tang is entitled to receive monthly compensation of HKD39,000 (approximately $5,000). We do not consider Mr. Tang to be an executive officer of our company. Mr. Tang received aggregate compensation in the amount of HKD307,023 (approximately $39,362) and HKD581,458 (approximately $74,546) during fiscal 2021 and the fiscal year ended March 31, 2020 (“fiscal 2020”), respectively.

On January 12, 2018, Treasure Success and Yukwise entered into a consulting agreement, pursuant to which Mr. Choi serves as Chief Executive Officer and provides high-level advisory and general management services for $300,000 per annum. The agreement renews automatically for one-month terms. This agreement became effective as of January 1, 2018. Due to the COVID-19 pandemic, Yukwise’s compensation was temporarily reduced to $20,000 per month from May 2020 to August 2020. Total consulting fees under this agreement were $280,000 and $300,000, respectively, for fiscal 2021 and fiscal 2020.

On January 16, 2018, Treasure Success and Multi-Glory entered into a consulting agreement, pursuant to which Ng Tsze Lun, a significant stockholder of the Company, provides consulting services to the Company as Head of Marketing for $300,000 per annum. The agreement renews automatically for one-month terms. The agreement became effective as of January 1, 2018. Due to the COVID-19 pandemic, Multi-Glory’s compensation was temporarily reduced to $20,000 per month from May 2020 to August 2020. Total consulting fees under this agreement were $280,000 and $300,000, respectively, for fiscal 2021 and fiscal 2020.

Our Executive Officers

The table and biographies below identify our executive officers, the term they have served with us, and their business experience:

Name	Age	Office and Position
Choi Lin Hung	59	Chairman, Chief Executive Officer, President, and Treasurer of the Company
Gilbert K. Lee	63	Chief Financial Officer of the Company
Wei (“Kitty”) Yang	38	Vice President and Secretary of the Company

Choi Lin Hung, the Chairman of the Board, is the Chief Executive Officer, President, and Treasurer of the Company. His biographical information is set forth above under “Proposal No. 1 — Election of Directors.”

Gilbert K. Lee has served as our Chief Financial Officer since November 2019. From August 2015 to November 2019, Mr. Lee served as the Chief Financial Officer of Fuling Global Inc., a manufacturer of environmentally-friendly plastic and paper food service ware. From August 2011 through May 2015, Mr. Lee served Tanke Biosciences Corporation, a livestock nutrition products manufacturer, first as its U.S.-based Chief Financial Officer and then as its Vice President of Business Development. Mr. Lee received his Master of Business Administration degree from the University of Texas at Austin in 1994 and his Master’s degree in Professional Accounting and Bachelor’s degree in Marketing from the University of Texas at Arlington in 1987 and 1982, respectively.

Wei (“Kitty”) Yang, our Vice President and Secretary, is also a member of the Board. Her biographical information is set forth above under “Proposal No. 1 — Election of Directors.”

Executive Compensation

Executive Compensation Tables

The following table sets forth the compensation paid by us during fiscal 2021 and fiscal 2020 for services performed on our behalf with respect to the persons who served as our named executive officers as of March 31, 2021 and for fiscal 2021. Our named executive officers are Mr. Choi, Mr. Lee, and Ms. Yang. Mr. Choi serves as our Chairman, Chief Executive Officer, President, and Treasurer; Mr. Lee serves as our Chief Financial Officer; and Ms. Yang serves as our Vice President, Secretary, and a director.

Summary Compensation Table

Name and Principal Position	Year Ended March 31,	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Choi Lin Hung	2021	280,000	—	—	—	280,000
Chief Executive Officer, President and Treasurer	2020	300,000	—	—	—	300,000

Gilbert K. Lee(2)	2021	122,000	—	42,151	—	164,151
Chief Financial Officer	2020	41,316	—	84,303	—	125,619

Wei (“Kitty”) Yang	2021	66,100	—	—	—	66,100
Vice President and Secretary	2020	66,100	—	—	—	66,100

____________

(1)      For a summary of all assumptions made in the valuation of the option awards described above, see “Note 10 — Stock Based Compensation” to our Consolidated Financial Statements filed in our Annual Report on Form 10-K for fiscal 2021, filed with the SEC on June 23, 2021.

(2)      Mr. Lee became our Chief Financial Officer in November 2019.

Agreements with Named Executive Officers

Effective January 12, 2018, Treasure Success, our wholly-owned subsidiary, entered into a consulting agreement with Yukwise Limited, pursuant to which Mr. Choi is compensated for his services as the principal executive officer of the Company. Treasure Success compensates Yukwise Limited for Mr. Choi’s time at a rate of $25,000 per month.

Effective November 27, 2019, we entered into an employment agreement with Mr. Lee, pursuant to which he serves as our Chief Financial Officer at a rate of $10,000 per month. This agreement has a 12-month term and automatically renews unless it is earlier terminated by us or Mr. Lee. At any time after the initial 12-month term, Mr. Lee may terminate this agreement upon 30 days’ prior written notice to us. We may terminate this agreement without prior notice for just cause or, if the termination is without cause, upon 30 days’ written notice. Pursuant to the employment agreement, on November 27, 2019, Mr. Lee was granted an option to purchase 50,000 shares of the Company’s common stock, par value $0.001 per share, under the Company’s Amended and Restated 2018 Stock Incentive Plan (the “Amended Plan”). This option is exercisable at a per share exercise price of $6.50 and fully vested on the six-month anniversary of the date of grant. The option may be exercised at any time until November 27, 2029.

In January 2020, Ms. Yang entered into an employment agreement with our subsidiary, Jerash Garments, with respect to her services as deputy general manager. Pursuant to the agreement, Ms. Yang is employed by Jerash Garments as Deputy General Manager of our facilities in Jordan for a period of three years. She receives JOD3,900 per month for the term of the agreement and is also provided accommodations, transportation and three daily meals. She is eligible for a performance bonus based on her individual performance and the performance of Jerash Garments at the discretion of Jerash Garments. We have not entered into an employment agreement with Ms. Yang to serve as our Vice President or our Secretary.

Equity Awards to Named Executive Officers

On November 27, 2019, Mr. Lee was granted an option to purchase 50,000 shares of the Company’s common stock, par value $0.001 per share, under the Amended Plan. This option is exercisable at a per share exercise price of $6.50 and fully vested on the six-month anniversary of the date of grant. The option may be exercised at any time until November 27, 2029.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Choi Lin Hung	336,038	—	—	7.00	4/9/2023
Wei (“Kitty”) Yang	100,000	—	—	7.00	4/9/2023
Karl Brenza	100,000	—	—	6.12	8/3/2028
Gilbert K. Lee	50,000	—	—	6.50	11/27/2029

Except as disclosed herein, we did not otherwise award or pay, and our named executive officers and directors did not otherwise earn, any compensation in fiscal 2021 and fiscal 2020.

Equity Compensation Plan Information

On September 16, 2019, our stockholders voted to approve the Amended Plan, pursuant to which the Board may grant equity awards to certain members of management, key employees, and consultants of the Company. The Amended Plan currently authorizes up to 1,784,250 shares of common stock to be issued to employees, directors, or consultants of the Company. The Board may grant awards of stock options, restricted stock, restricted stock units, and other awards pursuant to the Amended Plan. Awards may be granted under the Amended Plan at any time and from time to time on or prior to July 19, 2029. The Amended Plan will be administered by the Board or a committee thereof, if so directed by the Board.

The following table reflects the shares available for issuance under our Amended Plan as of the end of the most recently completed fiscal year:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,350,910	$6.86	594,750
Equity compensation plans not approved by security holders	—	—	—
Total	1,350,910	$6.86	594,750

Security Ownership of Certain Beneficial Owners and Management

The following table provides information as of July 19, 2021, concerning beneficial ownership of our common stock known to us to be held by (1) our named executive officers, (2) our directors, (3) our named executive officers and directors as a group, and (4) each person or entity we know to beneficially own more than five percent of our common stock. The percentages of shares owned shown in the table below are based on 11,334,318 shares of our common stock outstanding as of the record date. The address for our executive officers is 277 Fairfield Road, Suite 338, Fairfield, NJ 07004.

Name	Number of Shares(1)		Percentage(1)
Named Executive Officers and Directors:
Choi Lin Hung(2) Chairman, Chief Executive Officer, President and Treasurer	4,641,913	(3)	41.0%
Kitty Yang Vice President, Secretary and Director	361,350	(4)	3.2%
Gilbert K. Lee Chief Financial Officer	50,000	(5)	*
Ibrahim H. Saif Director	—		—
Bill Korn Director	—		—
Mak Chi Yan Director	—		—
All directors and executive officers as a group (six persons)	5,053,263		44.2%

5% Stockholders:
Merlotte Enterprise Limited(2) 19/F, Ford Glory Plaza 37-39 Wing Hong Street Cheung Sha Wan, Kowloon, Hong Kong	4,305,875	(2)	38.0%
Lee Kian Tjiauw Flat A, 9/F, Block 3, Regency Park 3 Wah King Road Kwai Chung, Hong Kong	2,798,031	(6)	24.7%
Ng Tsze Lun 19/F, Ford Glory Plaza 37-39 Wing Hong Street Cheung Sha Wan, Kowloon, Hong Kong	1,324,631	(7)	11.7%

____________

*        indicates less than 1%

(1)      Applicable percentages are based on 11,334,318 shares of common stock outstanding as of the record date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)      As the sole member of Merlotte, Mr. Choi may be deemed to be the beneficial owner of the 4,305,875 shares held by Merlotte.

(3)      Includes presently exercisable options to purchase 336,038 shares.

(4)      Includes (i) 41,350 shares of common stock held by Ms. Yang; (ii) 200,000 shares of common stock held by Ms. Yang’s husband, Eric Tang; (iii) presently exercisable options issued to Ms. Yang to purchase 100,000 shares; and (iv) presently exercisable options issued to Eric Tang to purchase 20,000 shares.

(5)      Includes presently exercisable options to purchase 50,000 shares.

(6)      The information as to the beneficial ownership of shares of common stock is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2019 by Mr. Lee. Mr. Lee’s address is Flat A, 9/F, Block 3, Regency Park, 3 Wah King Road, Kwai Chung, Hong Kong. Mr. Lee reports sole voting and dispositive power with respect to his shares.

(7)      Includes (i) 988,594 shares of common stock held by Mr. Ng and (ii) presently exercisable options to purchase 336,037 shares. The information as to the beneficial ownership of shares of common stock is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2019 by Mr. Ng. Mr. Ng’s address is 19/F, Ford Glory Plaza 37-39 Wing Hong Street Cheung Sha Wan, Kowloon, Hong Kong. Mr. Ng reports sole voting and dispositive power with respect to his shares.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and those who beneficially own more than 10 percent of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. You can view these reports on the SEC’s website at www.sec.gov.

During the year ended March 31, 2021, all of our officers, directors, and greater than 10 percent beneficial owners timely complied with the filing requirements of Section 16(a) of the Exchange Act.

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

While stockholder ratification of the Company’s independent registered public accountants is not required by our Certificate of Incorporation, Bylaws, or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for stockholders to ratify the Company’s selection of the independent registered public accountants. Therefore, the Audit Committee is requesting that stockholders approve the proposal to ratify the appointment of Friedman as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2022.

The Audit Committee values the input of our stockholders. In the event that stockholders do not approve this proposal, the Audit Committee will consider that fact when it selects the independent registered public accountants for the following year. The Audit Committee may, in its discretion, replace Friedman as the independent registered public accounting firm at a later date without stockholder approval.

Friedman has acted as our independent registered public accountants since 2017. A representative of Friedman will be present at the Annual Meeting, either in person or by telephone, to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

The Board recommends that you vote “for” ratifying the appointment of Friedman to serve as the Company’s independent registered public accounting firm for the year ending March 31, 2022.

Matters Relating to the Independent Registered Public Accounting Firm

Pre-Approval Policy

To date, Friedman has not performed any non-audit services for the Company. The Audit Committee intends to develop a pre-approval policy for all non-audit work performed by Friedman during fiscal 2021.

Fees

Aggregate fees billed to the Company for services rendered by Friedman for fiscal 2021 and 2020 were:

	2021	2020
Audit Fees(1)	$273,040	$255,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$273,040	$255,000

____________

(1)      “Audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the Sarbanes-Oxley Section 404 internal control audit, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)      “Audit-related fees” are fees related to assurance and related services that are traditionally performed by an external auditor.

(3)      “Tax fees” are fees related to preparing the Company’s tax returns as well as fees for tax compliance, advice, and planning.

(4)      “All other fees” are fees billed for any services not included in the first three categories.

Audit Committee Report

Management is responsible for the Company’s accounting and financial reporting process. Our external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Company’s external auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the external auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the external auditors about the firm’s independence.

Based on the Audit Committee’s discussion with management and the external auditors and the Audit Committee’s review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021, for filing with the SEC. The Audit Committee has also approved, subject to stockholder ratification, the appointment of Friedman as the Company’s external auditors for the year ending March 31, 2022.

Audit Committee
Bill Korn, Chair
Ibrahim H. Saif
Mak Chi Yan

Other Important Information

Stockholder Proposals for the 2022 Annual Meeting

Any stockholder who intends to present a proposal at our 2022 annual meeting of stockholders must deliver notice of the proposal to the Company at this address:

Gilbert K. Lee
Chief Financial Officer
Jerash Holdings (US), Inc.
277 Fairfield Road, Suite 338
Fairfield, NJ 07004

We must receive any stockholder proposals by the dates below for those proposals to be considered timely:

•        March 31, 2022, if the proposal is submitted for inclusion in our proxy materials for the 2022 annual meeting of stockholders pursuant to Exchange Act Rule 14a-8; or

•        No earlier than May 18, 2022 and no later than June 17, 2022, if the proposal is submitted according to the requirements in our Bylaws and outside the process of Exchange Act Rule 14a-8.

If the date of our 2022 annual meeting of stockholders has been changed by more than 30 days before or more than 60 days after the first anniversary of this Annual Meeting, you must submit your proposal not later than the close of business on (1) the 90th day prior to the 2022 annual meeting or (2) the 10th day following the day on which public disclosure of the 2022 annual meeting is first made. Stockholders may nominate candidates for the Board by the same deadlines as proposals for business to come before the 2022 annual meeting of stockholders. Each notice of business or nomination must set forth the information required by our Bylaws. Submitting a notice does not ensure that the proposal will be raised at our annual meeting.

Notice Regarding Delivery of Stockholder Documents

The SEC permits us to send a single set of annual disclosure documents to stockholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another stockholder and have received only one Notice, but you would prefer to continue receiving a separate Notice, you may request a separate Notice at no cost to you by writing to the Company at Jerash Holdings (US), Inc., 277 Fairfield Road, Suite 338, Fairfield, NJ 07004, or by calling (214) 906-0065. Alternatively, if you are currently receiving multiple Notices at the same address and wish to receive a single Notice in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner, your broker may deliver only one Notice to stockholders who have the same address unless the broker has received contrary instructions from one or more of the stockholders. If you wish to receive a separate Notice, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate Notice. Beneficial owners sharing an address who are currently receiving multiple Notices and wish to receive a single Notice in the future should contact their broker to request that only a single Notice be delivered to all stockholders at the shared address in the future.

Additional Information

Upon written request by any stockholder, we will furnish a copy of our Annual Report on Form 10-K for fiscal 2021, this Proxy Statement, and other proxy materials without charge, except that copies of any exhibit will be furnished once the requesting stockholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to our principal executive offices at:

Jerash Holdings (US), Inc.
277 Fairfield Road, Suite 338
Fairfield, NJ 07004

Stockholders may also view our Annual Report on Form 10-K, this Proxy Statement, and other proxy materials at www.proxyvote.com.

JERASH HOLDINGS (US), INC. 277 FAIRFIELD ROAD SUITE 338 FAIRFIELD, NEW JERSEY 07004 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 13, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 13, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D57670-P60204 DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS JERASH HOLDINGS (US), INC. The Board of Directors recommends you vote FOR 1. Election of Directors Nominees: 01) Choi Lin Hung 02) Wei (“Kitty”) Yang 03) Ibrahim H. Saif 04) Bill Korn 05) Mak Chi Yan For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposal 2. 2. To ratify the appointment of Friedman LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2022. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Please indicate if you plan to attend this meeting Yes No Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D57671-P60204 JERASH HOLDINGS (US), INC. Annual Meeting of Stockholders September 15, 2021 8:30 AM (ET) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Choi Lin Hung and Mak Chi Yan, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of JERASH HOLDINGS (US), INC. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM (ET), on September 15, 2021, at Unit A, 19/F Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side